UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2022

EPIZYME, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 27, 2022, Epizyme, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Ipsen Pharma SAS, a French société par actions simplifiée (the “Parent”), and Hibernia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Ipsen Biopharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Purchaser”). The Merger Agreement provides for, among other things and on the terms and subject to the conditions set forth therein, a two-step transaction in which the first step is a tender offer (the “Offer”) by the Purchaser to acquire all of the Company’s outstanding shares of common stock, $0.0001 par value per share (“Common Stock”), for (a) $1.45 per share, net to the seller in cash, without interest thereon (the “Cash Consideration”), plus (b) one (1) contractual contingent value right per share of Common Stock (a “CVR”), which will represent the right to receive one or more contingent payments upon the achievement of certain milestones, subject to and in accordance with the CVR Agreement (as defined below), of up to $1.00 in the aggregate, if any, at the times and subject to the terms and conditions of the CVR Agreement, without interest (the Cash Consideration plus one (1) CVR, collectively, the “Offer Price”).

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger (as defined below) and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, the Purchaser is required, as soon as practicable, and in any event within ten business days after the date of the Merger Agreement, to commence the Offer to purchase any and all outstanding shares of Common Stock. The Offer initially will remain open for 20 business days, subject to possible extension on the terms set forth in the Merger Agreement. The parties currently expect the Offer and the Merger to be completed in the third quarter of 2022.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, each outstanding share of Common Stock, other than any shares held in the treasury of the Company or owned by any subsidiary of the Company, the Parent, the Purchaser or any other subsidiary of the Parent or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price, without any interest thereon and subject to applicable tax withholding (the “Merger Consideration”).

The Merger Agreement provides for the following treatment of the Company’s outstanding equity awards:

•

effective as of immediately prior to the Effective Time, each then-outstanding and unexercised option to purchase shares of Common Stock (each a “Company Stock Option” and collectively, the “Company Stock Options”) having an exercise price equal to or less than $1.23 (each such Company Stock Option, a “Cash-Out Option”) will vest in full and automatically be canceled and converted into the right to receive for each share of Common Stock subject to such Cash-Out Option, (i) the Merger Consideration (with the Cash Consideration being payable by the Surviving Corporation (as defined below)) minus (ii) the exercise price per share of such Cash-Out Option and less applicable tax withholding;

•

effective as of five (5) business days prior to the date on which the closing of the Merger occurs (the “Closing Date”), or such other date occurring prior to the Closing Date as may be determined by the Board in its discretion (such date, the “Acceleration Date”), each then-

outstanding and unexercised Company Stock Option having an exercise price greater than $1.23 (each such Company Stock Option, an “Exercisable Pre-Close Option”) will vest in full and become exercisable up to and through the close of regular trading on the Nasdaq Stock Market on the second business day following the Acceleration Date (such second business day, the “Last Exercise Date”) in accordance with the terms and conditions of such Exercisable Pre-Close Option in effect on the date of the Merger Agreement, and such Exercisable Pre-Close Option will terminate and be of no further force or effect as of immediately prior to closing of the Merger if not exercised by the holder on or prior to the close of regular trading on the Last Exercise Date;

•

effective as of immediately prior to the Effective Time, each restricted stock unit award in respect of shares of Common Stock (each a “Company RSU” and collectively, the “Company RSUs”) that is then-outstanding and unvested will vest in full and automatically be cancelled and converted into the right to receive (i) from the Surviving Corporation an amount of cash, equal to the product of (A) the total number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Cash Consideration and (ii) one (1) CVR for each share of Common Stock underlying such Company RSU, in each case, less applicable withholding; and

•

if the Effective Time occurs on or before the last business day of a Plan Period (as such term is defined in the Company’s 2013 Employee Stock Purchase Plan (the “Company ESPP”)) in effect as of the date of the Merger Agreement and there are options under the Company ESPP then outstanding with respect to such Plan Period, all outstanding options will be cancelled as of the Closing Date; provided, that notice of such cancellation will be given to each holder of an option, and each holder of an option will have the right to exercise such option in full on the Closing Date (or, if not practicable, on the business day immediately preceding the Closing Date) based on payroll deductions then credited to his or her account as of a date determined by the Board, which date will not be less than ten (10) days preceding the Closing Date, or if the Effective Time occurs after the last business day of a Plan Period in effect as of the date of the Merger Agreement, the Board will terminate the Company ESPP as of a date prior to the Closing Date and, as promptly as reasonably practicable following such termination, all payroll deductions pursuant to the Company ESPP will be paid out to the participating employees under the Company ESPP, and in any event, the Board will terminate the Company ESPP prior to the Effective Time.

The Purchaser’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including: (a) that the number of shares of Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by the Parent or any subsidiary of the Parent, equals at least one share more than 50% of all shares of Common Stock then outstanding (the “Minimum Condition”); (b) the absence of any legal impediment that has the effect of preventing or prohibiting or making illegal the consummation of the Offer or the Merger; (c) compliance in all material respects by the Company with its covenants and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the time at which the Purchaser irrevocably accepts for purchase all shares of Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”); (d) the continued accuracy of representations and warranties made by the Company in the Merger Agreement, except as permitted by the Merger Agreement; (e) that any waiting period (and any extensions thereof) and any approvals or clearances applicable to the Offer or the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired, been terminated or obtained, as applicable (the “HSR Condition”); and (f) other customary conditions.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation thereof, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of the Parent (the “Surviving Corporation”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any additional stockholder approvals. The Merger will be effected as soon as practicable following the Acceptance Time.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and the Parent and the Purchaser, on the other hand. It also contains customary covenants, including covenants providing for the Company: (i) to, and to cause each of its subsidiaries to, use commercially reasonable efforts to act and carry on its business in the ordinary course consistent in all material respects with past practice; (ii) not to, and to not permit its subsidiaries to, engage in specified types of transactions during such period; and (iii) except as otherwise permitted under the Merger Agreement, not to (and to cause its subsidiaries not to), and to direct and use its reasonable best efforts to cause its (and its subsidiaries’) representatives not to, directly or indirectly, solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s stockholders regarding the Merger Agreement.

The Merger Agreement contains customary termination rights for both the Parent and the Purchaser, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before October 30, 2022 (the “Outside Date”); provided, however, to the extent that any approvals or clearances applicable to the Offer or the consummation of the Merger under the HSR Act shall not have expired, or been terminated or obtained, as applicable, at the Outside Date and the HSR Condition is the only condition that has not been satisfied or waived, then the Outside Date shall be automatically extended to the earlier of (x) such time that the HSR Condition is satisfied, plus ten (10) business days and (y) December 31, 2022. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal or in connection with the Board’s change in recommendation), the Company will be required to pay the Parent a termination fee of $9,900,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent, the Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and the Parent and the Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Parent and the Purchaser, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, the Parent, the Purchaser or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

On June 27, 2022, concurrently with the execution of the Merger Agreement, the Parent entered into a Support Agreement (the “Support Agreement”) with certain stockholders of the Company affiliated with RPI Finance Trust, and collectively beneficially owning approximately 20.5% of the outstanding voting power of the Company, pursuant to which each such person or entity agreed, among other things, to vote against other proposals to acquire the Company and, subject to certain exceptions, to tender his or its shares of Common Stock pursuant to the Offer.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Contingent Value Rights Agreement

At or prior to the Acceptance Time under the Merger Agreement, the Parent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a duly qualified rights agent (the “Rights Agent”). Each CVR represents the right to receive contingent payments of cash, payable to the Rights Agent for the benefit of the holders of CVRs, of up to $1.00 in the aggregate, if the following milestones are achieved:

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The first achievement of regulatory approval by the U.S. Food and Drug Administration (“FDA”) (including for the avoidance of doubt, accelerated approval), on or prior to January 1, 2028, necessary for the commercial marketing and sale of tazemetostat in the United States as a second line treatment for relapsed or refractory follicular lymphoma in combination with lenalidomide and rituximab; provided, that the existing accelerated approvals of tazemetostat monotherapy, even if they become full monotherapy approvals, will not satisfy the foregoing requirements for this milestone. Any regulatory approval by the FDA for the commercial marketing and sale of tazemetostat that allows for second line treatment in follicular lymphoma in combination with one or more products that contain lenalidomide and rituximab (including a generic or biosimilar thereof) will be included, regardless of the precise language used in the FDA approval or full prescribing information.

•

The first achievement of at least $250,000,000 invoiced in gross by the Parent, any of its affiliates (including the Company (including in its capacity as the surviving corporation in the Merger) or any of its or their licensees (each, a “Selling Party”) to a third party (that is not a Selling Party) for any sales of tazemetostat worldwide (except in, with respect to, or for sale in Japan, the People’s Republic of China, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region), less certain deductions, during any period of four consecutive periods of three consecutive months commencing on January 1, April 1, July 1 and October 1 of each calendar year ending on or prior to December 31, 2026.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2022, the Board adopted an Amendment (the “By-laws Amendment”) to the Company’s Amended and Restated By-laws. The By-laws Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim arising pursuant to any provision of the Company’s Restated Certificate of Incorporation or the Company’s Amended and Restated By-laws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine (the “Forum Selection Clause”). The Forum Selection Clause does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction.

The foregoing description of the By-laws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 27, 2022, the Company issued a joint press release with the Parent announcing the parties’ entry into the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act.

Important Information

The Offer for the outstanding shares of Common Stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock. The solicitation and offer to buy shares of Common Stock will only be made pursuant to the tender offer materials that the Parent intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, the Parent will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s website at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at (617) 500-0615 or e-mail at egraves@epizyme.com, at the Company’s website at www.epizyme.com or by directing a request to the information agent for the tender offer who will be named in the tender offer materials.

Forward-Looking Statements

This filing includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, “will”, “would” and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to, among other things: (i) uncertainties as to the timing of the Offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) uncertainty surrounding how many of the Company’s stockholders will tender their shares in the Offer; (v) the possibility that any or all of the various conditions to the consummation of the Offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (ix) other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements.

Any forward-looking statement made by the Company in this filing speaks only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 27, 2022, by and among the Parent, the Purchaser and the Company

2.2	Form of Support Agreement

2.3	Form of Contingent Value Rights Agreement

3.1	Amendment to Amended and Restated By-laws of the Company, dated June 26, 2022

99.1	Joint Press Release, dated June 27, 2022

104	Cover Page Interactive Data File (embedded within XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A list identifying the contents of all omitted exhibits and schedules can be found on page iii of Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

By:	/s/ John Weidenbruch
Name:	John Weidenbruch
Title:	Senior Vice President, General Counsel and Secretary

Dated: June 27, 2022